UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 20, 2012

CARBO Ceramics Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdictionof Incorporation) (IRS Employer Identification No.)

001-15903	72-1100013
(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300 Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(281) 921-6400
(Registrant’s Telephone Number, Including Area Code) Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is being reported pursuant to Section 5.02(e) of Form 8-K:

On March 20, 2012, the Board of Directors of CARBO Ceramics Inc. (the “Company”) authorized the Company to enter into a Change in Control Severance Agreement with certain of its executive officers: Ernesto Bautista, III, Vice President and Chief Financial Officer; Mark L. Edmunds, Vice President of Operations; David G. Gallagher, Vice President of Marketing and Sales; and R. Sean Elliott, Vice President, General Counsel, Secretary and Chief Compliance Officer.

Each Change in Control Severance Agreement provides that, in the event that, during the one-year period immediately following a change in control, the applicable executive officer’s employment is terminated without cause or for good reason (as such terms are defined in the Change in Control Severance Agreement), he will be entitled to receive (in addition to payment of earned but unpaid base salary, earned but unused vacation and reimbursement for incurred expenses): (i) an amount equal to the annual bonus paid to the executive officer with respect to the fiscal year immediately preceding the fiscal year in which the executive officer’s employment is terminated, prorated based on the number of days worked by the executive officer in the year in which the termination of employment occurs; and (ii) two times the executive officer’s base salary (at the level in effect immediately preceding the termination of employment) (together, the “Severance Payment”).  The Severance Payment will be paid to the executive officer as follows: (x) within two and one half months following the termination of employment, the Company will pay to the executive officer a lump sum equal to the lesser of (A) the Severance Payment and (B) the amount described in Section 1.409A-1(b)(9)(iii)(A) of the Treasury Regulations (as amended) promulgated under the U.S. Internal Revenue Code for the year in which the termination of employment occurs; and (y) the remainder of the Severance Payment (if any) will be paid in equal installments, in accordance with the Company’s normal payroll practices, over the 18-month period commencing on the six-month anniversary of the date of the executive officer’s termination of employment (or, if earlier, the date of the executive officer’s death).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.
Date: March 23, 2012	By:	/s/ Ernesto Bautista III
Ernesto Bautista III Vice President and Chief Financial Officer